Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 4 to the Registration Statement on Form S-1 (No. 333-220384) of MPM Holdings Inc. of our report dated February 27, 2018 relating to the consolidated financial statements and financial statement schedules, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Stamford, Connecticut

March 30, 2018